Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the filing of this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Report”) by LoJack Corporation (the “Company”), Richard T. Riley, as the Chairman, President and Chief Executive Officer, and John Barrett, as the Interim Chief Financial Officer, each hereby certify pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934.

/s/ Richard T. Riley Richard T. Riley
Chairman, President and Chief Executive Officer

/s/ John Barrett John Barrett
Interim Chief Financial Officer (Principal Financial Officer)
Date: June 28, 2011